EXHIBIT 10.16a

AMENDMENT TO NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

On July 20, 2005, The Board of Directors of The Estée Lauder Companies Inc. adopted the following amendment to the Non-Employee Director Share Incentive Plan:

Section 8(c) of the Non-Employee Director Share Incentive Plan is revised to read in its entirely as follows:

(c)                                  The Board may, in its discretion, allow a Non-Employee Director to defer receipt of shares of Class A Common Stock in a manner which complies with Section 409A of the Internal Revenue Code of 1986, as amended.